Exhibit 99

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants hereby consents to the use of our opinion dated April 10, 2008 on the financial statements of Aspire International Inc. (Formerly Perfisans Holdings, Inc.) (the “Company”), included in its Annual Report on Form 10-KSB being filed by the Company, for the fiscal year ended December 31, 2007.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada	Chartered Accountants
April 15, 2008	Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663